UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 29, 2010

SIGNET JEWELERS LIMITED
(Exact name of registrant as specified in its charter)

Commission File Number:  1-32349

Bermuda	Not Applicable
(State or other jurisdiction of	(IRS Employer
incorporation)	Identification No.)
Clarendon House
2 Church Street
Hamilton
HM11
Bermuda
(Address of principal executive offices, including zip code)

441 296 5872
(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 – Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(c) Appointment of Certain Officers

On September 29, 2010, Signet Jewelers Limited (“Signet”) issued a press release announcing that Michael (“Mike”) Barnes will join Signet as Chief Executive Officer Designate on December 1, 2010, and will become Chief Executive Officer (“CEO”) of Signet on January 30, 2011. Mr. Barnes will succeed Terry Burman, who will retire, as previously announced on January 29, 2011. Mr. Barnes will be based in Akron, Ohio. A copy of the press release is attached to this Current Report on Form 8-K as Exhibit 99.1 and is incorporated herein by reference.

Mr. Barnes, age 50, has been with Fossil, Inc. (a global design, marketing and distribution company that specializes in consumer fashion accessories including: watches, jewelry, handbags, small leather goods, belts, sunglasses and clothing) for over twenty-five years, most recently serving as President, COO and a Director. He started with Fossil in its early days and was one of its initial employees. He was part of the management team that took Fossil public in 1993 and contributed to the continuing financial success of the business.  As a result of his early involvement with Fossil, broad retail skill set and the company’s high growth, he has developed diverse functional expertise.  He has had substantial leadership experience, with responsibilities ranging from overseeing Fossil’s state-of-the-art international sourcing and supply chain operations to leading business development and managing the relationships with many of Fossil’s current retail and licensing/brand partners. In addition, he has helped the company diversify into other businesses and categories outside of its wholesale branded and licensed watches.

There is no arrangement or understanding between Mr. Barnes and any other persons pursuant to which he was appointed as an officer of Signet, and there is no family relationship between Mr. Barnes and any directors or executive officers of Signet.

(e) Compensatory Arrangements of Certain Officers

Mr. Barnes’ employment as CEO of Signet will be governed by an employment agreement (the “Employment Agreement”) dated September 29, 2010 between Mr. Barnes and Sterling Jewelers, Inc. (the “Company”), which is a wholly-owned subsidiary of Signet.  The term of the Employment Agreement will expire on January 31, 2014, subject to earlier termination by either party.

During the term of employment, Mr. Barnes will (i) receive a starting annual base salary equal to $1,050,000, subject to annual review, (ii) be eligible for an annual target bonus equal to 100% of his annual base salary, (iii) be eligible for a long-term incentive plan payment, with the target payment for a three-year performance cycle equal to $3,250,000 (subject to a maximum of $4,875,000), to be comprised of equity-based awards (or cash, if so determined by the Compensation Committee of the Board of Directors of Signet), (iv) be entitled to participate in the Company’s deferred compensation plan (and will receive a Company matching contribution under such plan if he chooses to participate in the plan), (v) be entitled to such welfare benefits as are made available from time to time to executive officers of the Company, (vi) be entitled to five weeks of paid vacation per year, and (vii) be entitled to certain relocation benefits (including a tax gross-up payment in respect of such benefits).

The Employment Agreement also provides that Mr. Barnes will be granted a “make-whole payment” on or as soon as practicable after the date he commences employment with the Company.  This payment will be comprised of (i) a cash payment equal to $641,666 (in respect of the 2010 annual bonus that Mr. Barnes forfeited by his termination of employment with Fossil, Inc.), and (ii) a number of stock options and restricted shares equal to the value of the unvested Fossil, Inc. stock appreciation rights and restricted shares held by Mr. Barnes (and forfeited by him) on the date of his termination of employment with Fossil, Inc.

During the term of employment and for specified periods thereafter Mr. Barnes will be subject to confidentiality, non-solicitation, and non-competition restrictions. In addition, Mr. Barnes will be required to meet certain share ownership requirements over a five-year period and will be subject to all written Board policies in effect during his employment, including any policies relating to the clawback of compensation.  The Company has agreed to provide Mr. Barnes with coverage under a directors and officers liability insurance policy while employed under the

Employment Agreement, at a level no less than that maintained for substantially all of the executive officers of the Company or Signet and the members of the Board of Directors of Signet.

Mr. Barnes will be entitled to severance payments (i) if he is terminated by the Company without “cause” (as defined in the Employment Agreement), (ii) if Mr. Barnes terminates his employment for “good reason” (as defined in the Employment Agreement) either prior to or following a “change in control” of the Company or Signet (as defined in the Employment Agreement), or (iii) if he dies during the term of the Employment Agreement. In the event of any such termination, in addition to any accrued but unpaid benefits or obligations as of the date of termination, Mr. Barnes generally will be entitled to (i) continued payment of base salary for twelve months following the date of termination, (ii) a lump sum amount equal to the target annual bonus for the fiscal year in which such termination occurs, (iii) a lump sum amount in respect of each then-ongoing performance cycle under the long-term incentive plan based on actual performance for any completed fiscal year and assuming that target performance was attained for the fiscal year of termination, pro-rated based on the number of calendar days that Mr. Barnes was employed during such fiscal year, (iv) continued group medical coverage for Mr. Barnes and his eligible dependents for up to twelve months following the date of termination, and (v) vesting of unvested stock options or restricted shares granted to Mr. Barnes as part of his make-whole payment. If Mr. Barnes is terminated by the Company for cause or resigns without good reason, he will be entitled to accrued and unpaid benefits or obligations as well as a lump sum amount based on his annual target bonus for the fiscal year of termination, pro-rated for the number of days he was employed during such fiscal year.  All severance payments and benefits (that were not accrued prior to termination) will be conditioned on the execution of a general release of claims against the Company, its affiliates and related parties and on continued compliance with the restricted covenants discussed above.

The foregoing description is not complete and is qualified in its entirety by the Employment Agreement, attached as Exhibit 10.1 to this Current Report on Form 8-K, and incorporated herein by reference.

Item 9.01                      Financial Statements and Exhibits.

(d)	Exhibits

Exhibit No.	Description
10.1	Employment Agreement, dated September 29, 2010, between Sterling Jewelers, Inc. and Michael Barnes.
99.1	Press Release of Signet Jewelers Limited, dated September 29, 2010.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SIGNET JEWELERS LIMITED
Date: October 1, 2010

	By:	/s/ Mark A. Jenkins
	Name:	Mark A. Jenkins
	Title:	Group Company Secretary

EXHIBIT INDEX

Exhibit No.	Description
10.1	Employment Agreement, dated September 29, 2010, between Sterling Jewelers, Inc. and Michael Barnes.
99.1	Press Release of Signet Jewelers Limited, dated September 29, 2010.